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                                                                Exhibit 10.17(b)
                                                                ----------------

                         RIDER TO LEASE BY AND BETWEEN
                          AVIS CENTRE TWELVE, L.L.C.,
                a Michigan Limited Liability Company, LANDLORD,
                                      AND
                              M&I DATA SERVICES,
                 a division of MARSHALL & ILSLEY CORPORATION,
                        a Wisconsin corporation, TENANT
                             DATED: March 13, 2000

     Whenever any inconsistency between the printed form of this Lease as completed and this Rider shall exist, the provisions of this Rider shall govern and control.

I. BASE TENANT IMPROVEMENT ALLOWANCE. Tenant shall receive from Landlord, as an allowance for Tenant's interior build-out work, an amount equal to $35.00 per square foot of the Leased Premises as is properly calculated pursuant to Section 1.01 of the Lease (which amount is included in the Minimum Rent). Tenant Improvement Allowance shall be deemed any costs (including, but not limited to, architectural and engineering fees, general contractor overhead and profit, and permits and fees) associated with improving the Tenant's demised space as provided for in final plans and specifications attached as Schedule I to this Lease over base building plans and specifications by The Heil Partnership dated 12/13/99, Job No. 99-192 and Atwell-Hicks Civil Engineering Drawings for the premises to be constructed on Unit 12/13, Avis Farms Research & Business Park, Ann Arbor, Michigan which have been provided to the Tenant and are subject to Tenant's prior approval.

II. ADDITIONAL TENANT IMPROVEMENT ALLOWANCE. Additional improvements in excess of the Base Tenant Improvement Allowance as referenced in Section I of this Rider shall be amortized over the original term of the lease (15 years) at a rate of 100 basis points over end loan of the project. The Additional Allowance will be treated as if it were a loan from Landlord to Tenant. Tenant shall pay this amount in equal monthly installments, in addition to the base rate as reflected in Section 2.01 of the Lease and estimated Operating Expenses as reflected in Section 2.02 of the Lease. The estimate of the total cost of tenant improvements is $4,766,221 of which $1,773,485 ($35.00 x 50,671) is covered by the Base Tenant Improvement Allowance and the balance of $2,992,736 ($2,893,236 plus architectural an engineering fees of $99,500) will be included in the additional amortized improvements.

     For example: End loan financing rate + 100 basis points = Additional Allowance Amortization Rate

     The end loan is projected at 225 basis points over 10 year T-Bills at the time of loan closing.
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     Final tenant interior build-out amount shall be determined at conclusion of construction of the interior premises.

III. MISCELLANEOUS.

     A. Any consent required by Landlord, pursuant to the terms of this Lease, shall not be unreasonably withheld, conditioned or delayed.

     B. Landlord hereby warrants to Tenant that Landlord is the fee title holder to the property and has the authority to deliver possession of the Leased Premises free and clear of all other possessory rights to the Leased Premises.

     C. Notwithstanding any provision to the contrary, Tenant shall have the right to review and approve the Final Plans, the bids and the final cost.


RIDER DATED: March 13, 2000

                                        LANDLORD:
IN THE PRESENCE OF:                     AVIS CENTRE TWELVE, L.L.C.,
                                        a Michigan Limited Liability Company


-------------------------               /s/ Patricia A. Kalmbach
                                        By:  PATRICIA A. KALMBACH
-------------------------               Its: MANAGER


                                        TENANT:
                                        M&I DATA SERVICES, a division of
                                        MARSHALL & ILSLEY CORPORATION,
                                        a Wisconsin corporation


-------------------------               /s/ Peter J. Tallian
                                        By:  PETER J. TALLIAN
-------------------------               Its: CHIEF FINANCIAL OFFICER
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                                   SCHEDULES

Schedule 1    Final Plans and Specifications

The above schedule to this exhibit has been omitted. The schedule will be furnished supplementally to the Securities and Exchange Commission upon request.